                                                                     Exhibit 3.2

                         FORM OF AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                        VLASIC FOODS INTERNATIONAL INC.

                                   ARTICLE I

                                  SHAREHOLDERS

          SECTION 1.1.  Annual Meeting. The annual meeting of the shareholders
                        --------------
of the Company shall be held for the election of directors and for the transaction of such business as may properly come before the meeting on the first Tuesday in December of each year (or, if such date is a legal holiday, the next succeeding business day that is not a legal holiday), at such place and time, either within or without the State of New Jersey, as may be fixed by resolution of the Board of Directors.

          SECTION 1.2.  Call of Special Meeting. Except as otherwise provided
                        -----------------------
by law, and subject to the rights of the holders of any Preferred Stock of the Company, special meetings of the shareholders may be called only by (A) the Secretary of the Company to consider or act upon a specified proposal or proposals which are a proper matter for shareholder action when requested, in writing, to do so by the holders of not less than a majority of the capital stock of the Company issued and outstanding and entitled to vote at such meeting, (B) the Chairman of the Board, (C) the President or (D) the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office. Upon a written request of shareholders of the Company entitled to call a special meeting of shareholders in accordance with the foregoing sentence, the Secretary shall, as promptly as practicable, cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time and date fixed by the Secretary in accordance with Section 1.4 below.

          SECTION 1.3.  Place of Special Meeting.  The Board of Directors, the
                        ------------------------
Chairman of the Board or the President, as the case may be, may designate the place of meeting, either within or without the State of New Jersey, for any special meeting of the shareholders. If no designation is so made, the place of meeting shall be the principal office of the Company.

          SECTION 1.4.  Notice of Meeting. Written or printed notice, stating
                        -----------------
the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Company either personally or by mail, to each shareholder of record entitled to vote at such meeting. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his, her or its address as it appears on the stock transfer books of the Company. Such further notice of any meeting shall be
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given as may be required by law. Meetings may be held without notice if all shareholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 5.4 of Article V of these By-Laws. Subject to applicable law and any applicable provisions of the Certificate of Incorporation of the Company, any special meeting of the shareholders called by the Board, the Chairman of the Board or the President may be cancelled, by resolution adopted by the Board of Directors, upon public notice given on or prior to the date previously scheduled for such meeting of shareholders.

          SECTION 1.5.  Quorum and Adjournment. Except as otherwise provided by
                        ----------------------
law, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum for purposes of consideration and action on the matter. A majority of the shares so present or represented may adjourn the meeting from time to time, whether or not a quorum of shareholders is present. Once a quorum is established, the shareholders present in person or by proxy may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. No notice of the time and place of adjourned meetings need be given, except as required by law.

          SECTION 1.6.  Voting; Proxies. Except as otherwise provided by law or
                        ---------------
in the Certificate of Incorporation, each shareholder entitled to vote at any meeting shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the matter in question. Any shareholder entitled to vote at any meeting may vote in person or by proxy. Every proxy shall be in writing, executed by the shareholder or his or her duly authorized attorney and dated.

          SECTION 1.7.  Notice of Shareholder Business and Nominations.
                        ----------------------------------------------

          (A)  Annual Meetings of Shareholders.  (I)  Nominations of persons for
               -------------------------------
election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this
Section 1.7, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.7.

               (II) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph
(A)(I) of this Section 1.7, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company, not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that with respect to the annual meeting to be held in 1998, the first anniversary date shall be deemed for all purposes under this Section 1.7 to be December 2, 1998; and provided, further, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier

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than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (a) the 60th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by each of such shareholder and such beneficial owner.

               (III) Notwithstanding anything in the second sentence of paragraph (A)(II) of this Section 1.7 to the contrary, and subject to any applicable provisions of the Certificate of Incorporation dealing with vacancies on the Board of Directors, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 1.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

          (B)  Special Meetings of Shareholders.  Only such business shall be
               --------------------------------
conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Section 1.7, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this
Section 1.7. In the event a special meeting of shareholders is called for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such positions, as specified in the Company's notice of meeting, if a shareholder's notice complying with the

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requirements of paragraph (A)(II) of this Section 1.7 shall be delivered to the
Secretary at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of (a) the 60th day prior to such special meeting or (b) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

          (C)  General. (I)  Only such persons who are nominated in accordance
               -------
with the procedures set forth in this Section 1.7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.7. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.7 and, if any proposed nomination or business is not in compliance with this Section 1.7, to declare that such defective proposal or nomination shall be disregarded.

               (II) For purposes of this Section 1.7, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

               (III) Notwithstanding the foregoing provisions of this Section 1.7, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.7. Nothing in this Section 1.7 shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any class or series of Preferred Stock to elect directors under specified circumstances set forth in the Certificate of Incorporation.

          SECTION 1.8.  Chairman of Meetings.  All meetings of the shareholders
                        --------------------
shall be presided over by the Chairman of the Board, or if he or she shall not be present, by the President. If neither the Chairman of the Board nor the President shall be present, such meeting shall be presided over by a Vice President. If none of the Chairman of the Board, the President and a Vice President shall be present, such meeting shall be presided over by a Chairman to be elected by the holders of a majority of the shares present or represented at the meeting.

     The Secretary of the Corporation, or if he or she is not present, an Assistant Secretary of the Corporation, if present, shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, then the Chairman of the meeting shall appoint a Secretary of the meeting.

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

          SECTION 1.9.  Inspectors of Elections.  The Board of Directors by
                        -----------------------
resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals, other than any director or candidate for the office of director, who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall take charge of the polls and shall make a certificate of the results of the vote taken.


                                  ARTICLE II

                              BOARD OF DIRECTORS

          SECTION 2.1.  General Powers.  The business and affairs of the Company
                        --------------
shall be managed under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all powers of the Company and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the shareholders.

          SECTION 2.2.  Number and Tenure.  Subject to the rights of the holders
                        -----------------
of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time pursuant to a resolution adopted by the Board of Directors, but shall not be less than three or more than fifteen. Each director shall hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

          SECTION 2.3.  Regular Meetings.  Regular meetings of the Board of
                        ----------------
Directors shall be held without other notice than this Section 2.3 (subject to any applicable provisions of Section 8.1 of Article VIII of these By-Laws) at such places within or without the State of New Jersey and at such times as the Board of Directors may determine. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

          SECTION 2.4.  Special Meetings.  Special meetings of the Board of
                        ----------------
Directors shall be called at the request of the Chairman of the Board, the President or a number of directors equal to the lesser of (A) a majority of directors then in office or (B) three. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

          SECTION 2.5.  Notice.  Notice of any special meeting of directors
                        ------
shall be given to each director at his or her business or residence in writing by hand delivery, first

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class or overnight mail or other overnight or express delivery service, telegram or facsimile transmission, by electronic mail or orally by telephone. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Section 8.1 of Article VIII of these By-Laws, or to the Certificate of Incorporation. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section
5.4 of Article V of these By-Laws.

          SECTION 2.6.  Action by Consent of Board of Directors.  Any action
                        ---------------------------------------
required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          SECTION 2.7.  Quorum.  A majority of the directors then in office
                        ------
shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Whether or not a quorum is present, a majority of the directors present at a meeting of the Board may adjourn the meeting to some later time without further notice. When a quorum is present, the vote of a majority of the directors present shall decide any question.

          SECTION 2.8.  Vacancies.  Subject to applicable law and the rights of
                        ---------
the holders of any class or series of Preferred Stock pursuant to the Company's Certificate of Incorporation, vacancies, including those resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled by the affirmative vote of a majority of directors then in office, though less than a quorum of the Board of Directors. Any director so elected shall hold office until the next annual meeting of shareholders and until such director's successor shall have been elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

          SECTION 2.9.  Compensation.  In addition to reimbursement of
                        ------------
reasonable expenses incurred in attending meetings or otherwise in connection with his or her attention to the affairs of the Company, each director as such, as Chairman of the Board and as a member of any committee of the Board of Directors, shall be entitled to receive such remuneration as may be fixed from time to time by the Board of Directors, in the form either of fees for attendance at meetings of the Board of Directors and committees thereof or annual retainers, or both; but no director who receives a salary or other remuneration as an employee of the Company or any subsidiary thereof shall receive any additional remuneration as a director or member of any committee of the Board of Directors.

          SECTION 2.10. Executive and Other Committees.  From time to time, the
                        ------------------------------
Board of Directors may by resolution provide for and appoint the members of an Executive Committee, or any regular or special committee or committees of directors, and such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution of appointment, so long as such powers are not inconsistent with the Certificate of Incorporation and applicable law.

                                       6
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                                  ARTICLE III

                                   OFFICERS

          SECTION 3.1.  Officers.  The officers of the Company shall be a
                        --------
Chairman of the Board of Directors, a President, a Secretary, a Treasurer, one or more Vice Presidents, and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board may from time to time elect, or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or such committee or by the President, as the case may be.

          SECTION 3.2.  Election and Term of Office.  The elected officers of
                        ---------------------------
the Company shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held on the date of the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each such officer so elected shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

          SECTION 3.3.  Chairman of the Board.  The Chairman of the Board shall
                        ---------------------
preside at all meetings of the shareholders and the Board of Directors at which the Chairman is present. In addition to the foregoing, the Chairman shall have authority to sign and acknowledge in the name and on behalf of the Company all stock certificates, contracts or other documents and instruments except when the signing thereof shall be expressly delegated to an officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board, authorize any officer, employee or agent of the Company to sign, execute and acknowledge in his or her place and stead all such documents and instruments.

          SECTION 3.4.  President and Chief Executive Officer.  The President
                        -----------------------------------
shall be the Chief Executive Officer of the Company and, in the absence of the Chairman, shall preside at all meetings of the shareholders and of the Board of Directors of the Company at which the President is present. The President shall have general charge and supervision of the business of the Company and, in general, shall perform all duties incident to the office of chief executive officer or president of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law. The President shall have authority to sign and acknowledge in the name and on behalf of the Company all stock certificates, contracts or other documents and instruments and, unless otherwise provided by law or by the Board, may authorize any officer, employee

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

or agent of the Company to sign, execute and acknowledge in his or her place and stead all such documents and instruments.

          SECTION 3.5.  Vice-Presidents.  Each Vice President shall have such
                        ---------------
powers and shall perform such duties as may be assigned to him or her by the Board of Directors or the President.

          SECTION 3.6.  Treasurer.  The Treasurer shall exercise general
                        ---------
supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. He or she shall have such further powers and duties and shall be subject to such directions as may be assigned to him or her from time to time by the Board of Directors or the President.

          SECTION 3.7.  Secretary.  The Secretary shall attend all meetings of
                        ---------
the Board of Directors and of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shareholders in accordance with these By-Laws and, when appropriate, shall cause the corporate seal to be affixed to any instruments executed on behalf of the Company. The Secretary shall also perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her by the Board of Directors or the President.

          SECTION 3.8.  Vacancies.  A newly created elected office and a vacancy
                        ---------
in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the President because of death, resignation, or removal may be filled by the President.


                                   ARTICLE IV

                     STOCK CERTIFICATES AND RELATED MATTERS

          SECTION 4.1.  Stock Certificates. The interest of each shareholder of
                        ------------------
the Company shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Company may from time to time prescribe, or by appropriate registration in book-entry accounts without certificates.

          Any certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

          SECTION 4.2.  Lost, Stolen or Destroyed Certificates.  No certificate
                        --------------------------------------
for shares of stock in the Company shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Company of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any officer may in its or his or her discretion require.


                                   ARTICLE V

                               GENERAL PROVISIONS

          SECTION 5.1.  Fiscal Year.  The fiscal year of the Company shall begin
                        -----------
on the Monday following the Sunday which is nearest to July 31 of each year and shall end on the Sunday which is nearest to July 31 of the following year.

          SECTION 5.2.  Seal.  The corporate seal shall be in such form and
                        ----
shall bear such inscription as may be adopted by the Board of Directors.

          SECTION 5.3.  Waiver of Notice.  Whenever any notice is required to be
                        ----------------
given to any shareholder or director of the Company under the provisions of the Business Corporation Act of the State of New Jersey or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. The presence of any such shareholder or director at such meeting in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder or director.


                                   ARTICLE VI

                      INDEMNIFICATION; ADVANCE OF EXPENSES

          SECTION 6.1.  Right to Indemnification.  (A)  Subject to Section 6.3
                        ------------------------
hereof, the Company shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or of any other kind, or any appeal therefrom (a "Proceeding"), by reason of the fact that such person is or was a director or officer or employee of the Company, or is or was serving at the request of the Company as a director or officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise or entity, whether or not for profit, whether domestic or foreign, including service with respect to an employee benefit plan, its participants or beneficiaries, against all liability, loss and expense (including judgments, fines, penalties, excise taxes, attorneys' fees and costs and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding, whether or not the indemnified liability arises or arose from any Proceeding by or in the right of the Company; provided, however, the Company shall be required to indemnify any person seeking indemnification in connection with any Proceeding initiated by such person only if such Proceeding was authorized by the Board of Directors or is a Proceeding to enforce such person's claim to indemnification pursuant to the rights granted by applicable law, these By-Laws or otherwise by the Company. No indemnification pursuant to this Article VI shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Company has given its prior written consent to such settlement or other disposition.

          (B) Without limiting the generality or the effect of this Section 6.1, the Company may enter into one or more agreements with any person which provide for indemnification greater than or different from that provided in this
Section 6.1.

          SECTION 6.2.  Advance of Expenses.  Subject to Section 6.3 hereof and
                        -------------------
the provisions of applicable law, expenses incurred by a director or officer or employee in defending (or acting as a witness in) a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding, provided that in the event the director, officer or employee is a party to such Proceeding, such payment shall be made only upon receipt of an undertaking by or on behalf of the director or officer or employee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company under applicable law.

          SECTION 6.3.  Procedure for Determining Permissibility.  To determine
                        ----------------------------------------
whether any indemnification or advance of expenses under this Article VI is permissible, the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to or otherwise involved in such Proceeding may, and on request of any person seeking indemnification or advance of expenses shall, determine (A) in the case of indemnification, whether the standards under applicable law have been met, and (B) in the case of advance of expenses, whether such advance is appropriate under the circumstances, provided that each such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, if a majority vote of a quorum of disinterested directors so directs or, if a resolution of the Board of Directors so directs, (I) by a committee of the Board of Directors, in the case of a determination concerning a director or officer of the Company or (II) by one or more officers of the Company in the case of a determination concerning any person other than a director or officer of the Company. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any independent legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.

          SECTION 6.4.  Contractual Obligation.  The obligations of the Company
                        ----------------------
to indemnify a director or officer or employee under this Article VI, including if applicable, the duty to advance expenses, shall be considered a contract between the Company and such director or officer or employee, and no modification or repeal of any provision of this Article VI shall affect, to the detriment of the director or officer or employee, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

          SECTION 6.5.  Indemnification Not Exclusive; Inuring of Benefit.  The
                        -------------------------------------------------
indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, agreement, vote of shareholders or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, legal representatives and estate of any such person.

          SECTION 6.6.  Insurance and other Indemnification.  The Board of
                        -----------------------------------
Directors shall have the power to (A) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute, (B) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (C) give other indemnification to the extent permitted by statute, including to agents of the Company.


                                  ARTICLE VII

                                    PROXIES

          SECTION 7.1.  Proxies.   Unless otherwise provided by resolution
                        -------
adopted by the Board of Directors, the President or any Vice President, the Secretary or any Assistant Secretary, may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Company as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.


                                  ARTICLE VIII

                                   AMENDMENTS

          SECTION 8.1.  Amendments.  These By-Laws may be amended or repealed,
                        ----------
or new By-Laws may be adopted, at any meeting of the Board of Directors or of the shareholders, provided notice of the proposed change was given in the notice of the

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

meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than twenty-four hours prior to the meeting.

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